UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 1, 2010

       Portlogic Systems Inc.

(Exact name of registrant as specified in its charter)

Nevada

333-151434

20-2000407

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

100 King St. W., Suite 5700, Toronto, Ontario, Canada

M5X 1K7

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code

(702) 666-8868

_______________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2010, we entered into an Independent Contractor Agreement with Rafik Jallad, who became our Chief Executive Officer on August 1, 2010. The Agreement provides that Mr. Jallad is to perform services as our Chief Executive Officer pursuant to the directives of our Board of Directors. The services include developing business plans and strategies, overseeing the services performed by our other officers, representing us to the public and capital markets, and attending meetings. Unless the Agreement is terminated early, the services shall be performed from August 1, 2010 through July 31, 2011. In consideration for his services, Mr. Jallad is entitled to receive cash compensation of $2,000 per month for services performed from August 1, 2010 through July 31, 2011 or a pro-rated amount for any partial months during which services are performed. Mr. Jallad is also entitled to receive stock compensation of 50,000 restricted common stock units.  This Agreement permits early termination by either party upon delivery of 30 days advance written notice. There are no early termination penalties.

The Independent Contractor Agreement between Rafik Jallad and Portlogic Systems Inc. is filed as Exhibit 10.1 to this report, incorporated herewith.

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2010, Rafik Jallad was appointed as our Chief Executive Officer. We entered into an Independent Contractor Agreement with Mr. Jallad on August 1, 2010, which is described in Item 1.01 of this report and filed as Exhibit 10.1, and is incorporated herewith.

Prior to joining Portlogic Systems Inc., Mr. Jallad was the Chief Executive Officer of Blue-Creation, a UK-based technical consultancy company. Before joining Blue-Creation, Mr. Jallad was Vice President, Automotive, at Cambridge Silicon Radio (CSR), a leading connectivity company, responsible for their Automotive business unit and leading the strategy work from 2007 to 2010. From 2002 to 2007, Mr. Jallad held two senior management positions; from 2004 to 2007, Mr. Jallad was in charge of business development in US, Europe and Asia at Ubinetics, which was then acquired by CSR. From 2002 to 2004, Mr. Jallad headed British Telecom Syntegra’s mobility solutions. Prior to this, Mr. Jallad was an Associate for management and strategy consultants McKinsey and Company in Paris, France, from 1999 to 2002. Mr. Jallad holds a Masters Degree in engineering from EPFL - Swiss Federal Institute of Technology Lausanne, as well as an MBA from the INSEAD management business school.

This report may contain forward-looking statements that involve risks and uncertainties. We generally use words such as “believe,” “may,” “could,” “will,” “intend,” “expect,” “anticipate,” “plan,” and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including: our ability to continue as a going concern, the various interrelationships between our officers and directors which may cause conflicts of interest, amendments to current regulations adversely affecting our business, results of operations and prospects, our ability to raise additional capital, that we do not carry insurance and we may be subject to significant lawsuits which could significantly increase our expenses, and such other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the U.S. Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.

Description

10.1

Independent Contractor Agreement between Rafik Jallad and Portlogic Systems Inc., dated August 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Portlogic Systems Inc.

(Registrant)

Date: August 6, 2010

/s/ Jueane Thiessen

(Signature)

Name:

Jueane Thiessen

Title:

Chief Financial Officer